THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS AS DEFINED IN REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE “SUBSCRIPTION AGREEMENT”) RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

GOLDEN CENTURY RESOURCES LIMITED

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT FOR SHARES

-- TO BE USED BY NON-U.S. RESIDENTS ONLY --

To:	Golden Century Resources Limited (the “Company”)
Re:	Purchase and Sale of Shares of the Company

Dated For Reference:   February 18, 2010

Subject to the terms and conditions of this Subscription Agreement, the undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from the Company, that number of Shares of the common stock of the Company set out on page 2 hereof at a price of $1.00 per share.  The Subscriber’s purchase of the Shares (as defined below) is subject to the terms and conditions set forth in the sections entitled “Terms” and “General Provisions” hereto.  The Terms and the General Provisions, together with all schedules attached hereto, shall be deemed to form a part of this subscription agreement (the “Subscription Agreement.”)

The Subscriber and the Company hereby agree that the purchase of the Shares and the Offering have been conducted on the terms and conditions specified in the Terms and the General Provisions below.  The Subscriber hereby makes, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, the acknowledgments, representations and warranties set out in the Terms, the General Provisions and the Schedules hereto and agrees that the Company can rely on such acknowledgments, representations and warranties should this Subscription Agreement be accepted.

INSTRUCTIONS FOR COMPLETING THIS SUBSCRIPTION

 PRIOR TO DELIVERY TO THE COMPANY

1.	The Subscriber must complete the information required on pages 1 to 3 hereto.

2.	If the Subscriber is investing less than CDN$150,000, he must complete Schedule “A” – “Accredited Investor Questionnaire”;

3.
Each Subscriber must return this completed subscription and Schedule “A” in pdf format to Golden    Century Resources Limited to info@golden-century.com or fax to (302) 295-4801 along with proof of payment of the Subscription Funds for the Shares by wire, pursuant to the wire instructions in the Terms, check, certified check or money order.  Checks, certified checks or money orders should be made payable to “Golden Century Resources Limited.

SUBSCRIPTION AMOUNTS
No. of Shares to be purchased at $1.00 each	200,000 shares
Total Subscription Funds for the Shares	$200,000 (“Subscription Funds”)

Dated this 18th day of February, 2010.

REGISTRATION AND DELIVERY
Qi, Wei
(Name of Subscriber – please print)
By:
(Official Capacity or Title – please print)

/s/ Qi, Wei
Authorized Signature

Please print name of individual whose signature appears above if different than the name of the Subscriber printed above

 2-1201, Guodu gongyu, Fengqi  Road
Hangzhou, Zhejiang, P.R. China 310006
Subscriber's Address

Subscriber's E-mail Address

Subscriber’s Permanent Resident Card Number

(Telephone Number)

(Facsimile Number)

Details of Beneficial Subscriber (If Not Same as Subscriber)
(Name – please print) (if space is inadequate, please attach a schedule containing the necessary information.	Beneficial Subscriber's Address

Registration Instructions Name Account Reference, if applicable Address	Delivery Instructions Name Account Reference, if applicable Contact Name Address (Telephone Number) (Facsimile Number)

INFORMATION REGARDING THE SUBSCRIBER

Please check the appropriate box (and complete the required information, if applicable) in each section:

1.
Security Holdings.  The Subscriber and all persons acting jointly and in concert with the Subscriber own, directly or indirectly, or exercises control or direction over (provide additional detail as applicable):

☐
_________________ common shares of the Company and/or the following other kinds of shares and convertible securities (including but not limited to convertible debt, warrants and options) entitling the Subscriber to acquire additional common shares or other kinds of shares of the Company:

☐	No shares of the Company or securities convertible into shares of the Company.

2.	Insider Status. The Subscriber either:
☐	Is an “Insider” of the Company as by virtue of being:
(a)	a director or senior officer of the Company;
(b)	a director or senior officer of a company that is an Insider or subsidiary of the Company; or,
(c)	a person that beneficially owns or controls, directly or indirectly, voting shares of the Company carrying more than 10% of the voting rights attached to all the Company's outstanding voting shares;
              ☐ Is not an Insider of the Company.

Execution by the Subscriber above shall constitute an irrevocable offer and agreement by the Subscriber to subscribe for the securities described herein on the terms and conditions herein set out.  The Company shall be entitled to rely on the delivery of an electronic or facsimile copy of this subscription, and acceptance by the Company of such facsimile subscription shall be legally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms and conditions hereof.

The Shares will be subject to a hold period under Applicable Legislation and the certificates evidencing the Shares will bear a legend to that effect, as applicable. Consequently, the Shares may only be resold during such period in accordance with appropriate statutory exemptions from the prospectus and registration requirements of Applicable Legislation or if appropriate consents or discretionary orders have been obtained.  The Subscriber is advised to consult its own legal advisors in this regard.

ACCEPTANCE
This subscription is accepted and agreed to by the Company as of the 18th day of February, 2010	) ) ) ) )	GOLDEN CENTURY RESOURCES LIMITED Per: /s/ David Lee Authorized Signatory
By signing the Acceptance, the Company agrees to be bound by the Terms on pages 14 to 17, the General Provisions on pages 3 to 13 and the other Schedules.

GENERAL PROVISIONS

1.           DEFINITIONS

1.1           In this Subscription Agreement (including the first (cover) page, the Terms on pages 14 to 17, the General Provisions on pages 3 to 13 hereto and the Schedules), the following words have the following meanings unless otherwise indicated:

(a)	“1933 Act” means the United States Securities Act of 1933, as amended;
(b)
“Applicable Legislation” means the securities legislation applicable to the Company and the sale or resale of its securities and all legislation incorporated in the definition of this term in other parts of the Subscription Agreement, together with the regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by the Commissions;

(c)	“B.C. Act” means the Securities Act of British Columbia, Canada.
(d)	“Closing” means the completion of the sale and purchase of the Shares and payment for the Shares in accordance with the terms and conditions of this Subscription Agreement;
(e)
“Commissions” means the securities commissions with Jurisdiction over the Company and the securities commissions incorporated in the definition of this term in other parts of the Subscription Agreement;

(f)	“COMPANY” MEANS GOLDEN CENTURY RESOURCES LIMITED
(g)	“General Provisions” means this section to the Subscription Agreement, entitled “General Provisions”
(h)	“NI 45-106” means National Instrument 45-106 of the Canadian Securities Administrators, Prospectus and Registration Exemptions;
(i)
“Offering” means the offering, consisting of no minimum but a maximum of up to 625,000 common shares (“Shares”) of the Issuer at a price of $1.00 per Share. The Issuer may increase the maximum offering to 750,000 in its discretion;

(j)	“Private Placement” means the total subscription proceeds from the Offering of the Shares on the terms and conditions of this Subscription Agreement;
(k)	“Proceeds” means the subscription proceeds of to be received by the Company in consideration for the issuance of the Shares pursuant to this Offering;
(l)	“Regulation S” means Regulation S promulgated under the 1933 Act;
(m)	“Regulatory Authorities” means the Commissions;
(n)	“Selling Jurisdictions” means any jurisdiction in which the Shares may be lawfully sold;
(o)	“Shares” means the Shares of common stock without par value of the Company being sold at a price of $1.00 per share in the Offering;
(p)	“Subscriber” means the subscriber of Shares pursuant to this Subscription Agreement;
(q)	“Subscription Agreement” means the first (cover) page, the Terms on pages 14 to17 , the General Provisions on pages 3 to 13 hereto and the Schedules; and,
(r)	“Terms” the section entitled “Terms” hereto.

1.2           In the Subscription Agreement, the following terms have the meanings defined in Regulation S under the 1933 Act: “Directed Selling Efforts”, “U.S. Person” and “United States”.

1.3           In the Subscription Agreement, unless otherwise specified, currencies are indicated in American dollars.

1.4           In the Subscription Agreement, other words and phrases that are capitalized have the meanings assigned to them in the body hereof.

2.           DELIVERY AND PAYMENT

2.1           The Subscriber must complete, sign and return to the Company, through its attorneys, the following documents:

(a)	a completed and duly executed copy of this Subscription Agreement;

(b)	a completed and duly executed copy of Schedule “A”; and,

(c)
payment in the aggregate amount of the Subscription Funds for the Shares, via certified check, money order or bank draft made payable to Golden Century Resources Limited in American dollars, a wire pursuant to the wire instructions in the Terms or in such other manner as may be provided for by the Company.

2.2          The Subscription Funds or proof of wire transfer of the Subscription Funds must accompany this Subscription Agreement.

2.3          Where the Subscription Funds are paid to the Company, the Company is entitled to treat such Subscription Funds as an interest free loan to the Company until such time as the Subscription Agreement is accepted and the certificates representing the Shares have been issued to the Subscriber.

2.4          The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any additional documents, questionnaires, notices and undertakings as may be required by any regulatory authorities and applicable law.

2.5          The Subscriber acknowledges and agrees that this Subscription Agreement, the Subscription Funds and any other documents delivered in connection herewith will be held on behalf of the Company.  In the event that this Subscription Agreement is not accepted by the Company for whatever reason, which the Company expressly reserves the right to do, at any time on or before the day after the Acquisition Closing Date, this Subscription Agreement, the Subscription Funds (without interest thereon) and any other documents delivered in connection herewith will be returned to the Subscriber at the address of the Subscriber as set forth in this Subscription Agreement.

3.          Conditions and Closing

3.1          The Closing of the Offering shall occur on the date determined by the Company (the “Closing Date”).

3.2          The Subscriber acknowledges that the certificates representing the Shares will be delivered following the Closing, provided that the Subscriber has satisfied the requirements of Section 2 hereof and the Company has accepted this Subscription Agreement.

4.	ACKNOWLEDGEMENTS, REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER

4.1           The Subscriber acknowledges and agrees that:

(a)
no agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities, regulatory bodies, stock exchanges or other entities made any recommendation or endorsement with respect to the Shares;

(b)	the sale and delivery of the Shares is and will be conditional upon such sale being exempt from the prospectus and registration requirements under the Applicable Legislation;

(c)
the Shares are subject to resale restrictions under the Applicable Legislation and are otherwise subject to all of the terms, conditions and provisions of this Subscription Agreement and the Subscriber (and, if applicable, others for whom it is contracting hereunder) will comply with all Applicable Legislation concerning any resale of the Shares and consult with its legal advisors with respect to complying with all restrictions applying to such resale;

(d)
if the Company becomes listed on an Exchange, the Shares may be required to be pooled or escrowed, either pursuant to applicable securities legislation as amended from time to time and regulations and rules prescribed thereto or pursuant to the policies of the Exchange, or any other securities regulatory body having jurisdiction.  The Subscriber agrees to sign any such pooling or escrow agreement and abide by any such restrictions as may be so imposed.  In furtherance of this covenant, the Subscriber irrevocably appoints the President of the Company as his attorney-in-fact and authorizes him as his attorney-in-fact to approve and sign a pooling or escrow or escrow agreement on behalf of the Subscriber to provide for pooling or escrow of the Shares.

(e)
none of the Shares have been or will be registered under the 1933 Act or the Applicable Legislation of any state and the Shares may not be offered or sold, directly or indirectly, in the United States to, or for the account or benefit of, a U.S. Person or a person in the United States unless they are registered under the 1933 Act and the Applicable Legislation of all relevant states or unless an exemption from such registration requirements is available, and the Company has no obligation or present intention of filing a registration statement under the 1933 Act in respect of any of the Shares;

(f)	the Subscriber is aware that Rule 144 under the 1933 Act will not be available to facilitate resale of the Shares unless certain conditions have been satisfied;

(g)	the decision to execute this Subscription Agreement and acquire the Shares hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the

Company, and such decision is based entirely upon a review of information (the receipt of which is hereby acknowledged) which has been filed by the Company under the Applicable Legislation;

(h)	none of the Commissions, the Exchange or any other securities commission or similar regulatory authority have reviewed or passed on the merits of the Shares;

(i)	there is no government or other insurance covering any of the Shares;

(j)	there are risks associated with an investment in the Shares;

(k)
the Company has advised the Subscriber that the Company is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell Shares through a person registered to sell securities under the Securities Act (British Columbia) and, as a consequence of acquiring the Shares pursuant to an exemption, certain protections, rights and remedies provided by the Securities Act (British Columbia), including statutory rights of rescission and damages, will not be available to the Subscriber;

(l)
by executing and delivering this Agreement, the Subscriber will have directed the Company not to include a Canadian Legend on any certificates representing the Shares to be issued to the Subscriber. As a consequence, the Subscriber will not be able to rely on the resale provisions of National Instrument 45-102, and any subsequent trade in any of the Shares during or after the Canadian Hold Period will be a distribution subject to the prospectus and registration requirements of Canadian securities legislation, to the extent that the trade is at that time subject to any such Canadian securities legislation;

(m)
all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares shall be borne by the Subscriber;

(n)
the Subscriber has not acquired the Shares as a result of, and will not itself engage in, any Directed Selling Efforts in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Subscriber may sell or otherwise dispose of the Securities pursuant to registration thereof under the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

(o)
the Subscriber and the Subscriber's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Shares hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(p)
the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Shares hereunder have been made available for inspection by the Subscriber, the Subscriber's lawyer and/or advisor(s);

(q)
the Subscriber will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

(r)
other than on the Over the Counter Bulletin Board, the Company’s shares are not listed or quoted on any stock exchange or automated dealer quotation system and no representation has been made to the Subscriber that any of the Shares will become listed on any other stock exchange or automated dealer quotation system or that the Company’s shares will remain listed on the Over the Counter Bulletin Board or any other stock exchange or automated dealer quotation system;

(s)
the statutory and regulatory basis for the exemption claimed for the offer of the Securities, although in technical compliance with the Applicable Legislation, will not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act or any applicable state and provincial securities laws;

(t)
the Subscriber has been advised to consult the Subscriber's own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i)	any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Shares hereunder, and,

(ii)	applicable resale restrictions;

(u)
the Company will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, Regulation D, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in accordance with any other Applicable Legislation;

(v)	in addition to resale restrictions imposed under U.S. securities laws, there are additional restrictions on the Subscriber’s ability to resell in Canada any of the Securities under the B.C. Act.

(w)
the Company has no obligation to take action so as to permit resale in the United States of the Shares pursuant to the 1933 Act (including Rule 144 there under), and, as a consequence, the Subscriber must bear the economic risks of the investment in the Shares and for an indefinite period of time; and,

(x)
there may be material tax consequences to the Subscriber of an acquisition or disposition of the Shares, and the Company gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under United States, state, local or foreign tax law of the Subscriber’s acquisition or disposition of such Shares.

4.2           Collection of Personal Information.  The Subscriber acknowledges and consents to the fact that the Company is collecting the Subscriber’s personal information for the purpose of fulfilling this Subscription Agreement and completing the Offering.  The Subscriber’s personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) may be disclosed by the Company to:

(a)	stock exchanges or Securities Regulators;
(b)	the Company’s registrar and transfer agent;
(c)	tax authorities;
(d)	authorities pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada); and,
(e)	any of the other parties involved in the Offering, including legal counsel, and may be included in record books in connection with the Offering.

By executing this Subscription Agreement, the Subscriber (and, if applicable, others for whom it is contracting hereunder) is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber’s personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) and to the retention of such personal information for as long as permitted or required by law or business practice.  Notwithstanding that the Subscriber may be purchasing Shares as agent on behalf of an undisclosed principal, the Subscriber agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Company in order to comply with the foregoing.

4.3           Furthermore, the Subscriber is hereby notified that:

(a)
the Company may deliver to certain Securities Regulators certain personal information pertaining to the Subscriber, including such Subscriber’s full name, residential address and telephone number, the number of Shares purchased by the Subscriber and the Subscription Funds paid for such Shares, the prospectus exemption relied on by the Company and the date of distribution of the Shares;

(b)
such information may be collected by the Ontario Securities Commission under the authority granted to it in securities legislation for the purposes of the administration and enforcement of the securities legislation of Ontario; and,

(c)
the Subscriber may contact the following public official in Ontario with respect to questions about the Ontario Securities Commission’s collection of such information at the following address and telephone number:

Administrative Assistant to the Director of Corporate Finance
Ontario Securities Commission
Suite 1903, Box 55, 20 Queen Street West
Toronto, Ontario, M5H 3S8
Telephone:  416-593-8086

4.4           This Subscription Agreement is not enforceable by the Subscriber unless it has been accepted by the Company, and the Subscriber acknowledges and agrees that the Company reserves the right to reject any subscription for any reason.

4.5           Representations by the Subscriber

The Subscriber represents and warrants to the Company that, as at the Agreement Date and at the Closing:

(a)
the Subscriber has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on behalf of the Subscriber;

(b)
the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(c)
the Subscriber has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms;

(d)	the Subscriber is resident in the jurisdiction set out under the heading “Name and Address of Subscriber” on the signature page of this Subscription Agreement;

(e)	the Subscriber is not acquiring the Shares for the account or benefit of, directly or indirectly, any U.S. Person;

(f)	the Subscriber is not a U.S. Person, as that term is defined in Regulation S;

(g)	the Subscriber is resident in the jurisdiction set out under the heading “Name and Address of Subscriber” on the signature page of this Subscription Agreement;

(h)
the Subscriber has inquired into the applicable securities legislation of its jurisdiction of residence and the Subscriber either complies with or is exempt from the applicable securities legislation of the Subscriber's jurisdiction of residence;

(i)
the Subscriber is outside the United States when receiving and executing this Agreement and is acquiring the Securities as principal for the Subscriber's own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in any of the Securities;

(j)
the Subscriber is purchasing the Shares pursuant to an exemption from the registration and the prospectus requirements of applicable securities legislation on the basis that the Subscriber is an “accredited investor” as defined in Section 1.1 of NI 45-106 (hereinafter, an “Accredited Investor”) and, as a consequence:

(i)	is restricted from using most of the civil remedies available under securities legislation,

(ii)	may not receive information that would otherwise be required to be provided under securities legislation, and

(iii)	the Company is relieved from certain obligations that would otherwise apply under securities legislation;

(k)
the Subscriber is an Accredited Investor and agrees that the Company shall not consider the Subscriber's Subscription for acceptance unless the undersigned provides to the Company, along with an executed copy of this Agreement:

(i)	a fully completed and executed Accredited Investor Questionnaire in the form attached as Exhibit A hereto; and

(ii)	such other supporting documentation that the Company or its legal counsel may request to establish the Subscriber's qualification as an Accredited Investor;

(l)
the Subscriber is not an underwriter of, or dealer in, shares of the Common Stock, nor is the Subscriber an affiliate of any underwriter of or dealer in the Securities, nor is it participating, pursuant to a contract or otherwise, in any distribution of the Securities;

(m)
the Subscriber agrees that, unless and until the Securities have been registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, it will not offer or sell its Securities in the United States, directly or indirectly, to U.S. Persons except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(n)
the Subscriber (i) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities; and (ii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(o)	if the Subscriber is acquiring the Securities as a fiduciary or agent for one or more investor accounts:

(i)
the Subscriber has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgements, representations and agreements on behalf of such account, and

(ii)
if the Subscriber or the beneficial owner of the investor account(s) is a Canadian resident, the beneficial owners of the investor accounts for which the Subscriber acts as a fiduciary or agent satisfy the definition of an “Accredited Investor”, as the term is defined in the Canadian National Instrument NI 45-106;

(p)
the Subscriber has not acquired the Shares as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities;

(q)
any offer or and sale of any of the Securities prior to the expiration of a period of six months after the date of original issuance of that respective Security (the six-month period hereinafter referred to as the "Distribution Compliance Period") shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption there from, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption there from and in each case only in accordance with applicable state and provincial securities laws;

(r)
it will not engage in any hedging transactions involving any of the Securities unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws and the Subscriber is not aware of any advertisement of, or any general solicitation in respect of, any of the Securities; and

(s)	no person has made to the Subscriber any written or oral representations:

(i)	that any person will resell or repurchase any of the Securities;

(ii)	that any person will refund the purchase price of any of the Securities;

(iii)	as to the future price or value of any of the Securities; or

(iv)
that any of the Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Securities on any stock exchange or automated dealer quotation system; except that the Company’s Common Stock is currently approved for trading on the U.S. Over the Counter Bulletin Board and the Canadian TSX Venture stock exchange.

4.6           In this Subscription Agreement, the term “U.S. Person” shall have the meaning ascribed thereto in Regulation S.

4.7           The Subscriber has acknowledged that the decision to purchase the Shares was solely made on the basis of available information provided to the Subscriber.  The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of the Securities.

(t)	the sale of the Shares to the Subscriber as contemplated in this Subscription Agreement complies with or is exempt from the Applicable Legislation of the jurisdiction of residence of the Subscriber;

(u)
the Subscriber is acquiring the Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons;

(v)
the Subscriber is not an underwriter of, or dealer in, the common shares of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares;

(w)
the Subscriber (i) is able to fend for him/her/itself in the Subscription; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(x)
the Subscriber acknowledges that the Subscriber has not acquired the Shares as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Securities; provided, however, that the Subscriber may sell or otherwise dispose of the Securities pursuant to registration of the Securities pursuant to the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(y)
the Subscriber understands and agrees that none of the Shares have been or will be registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws;

(z)
the Subscriber is not aware of any advertisement of any of the Shares and is not acquiring the Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(aa)	no person has made to the Subscriber any written or oral representations:

(i)	that any person will resell or repurchase any of the Shares;

(ii)	that any person will refund the purchase price of any of the Shares;

(iii)	as to the future price or value of any of the Shares; or

(iv)
that any of the Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system other than the Over the Counter Bulletin Board or that application has been made to list and post any of the Securities of the Company on any Exchange or automated dealer quotation system.

(bb)	the Subscriber is:

(i)
knowledgeable of, or has been independently advised as to, the Applicable Legislation of the Securities Regulators having application in the jurisdiction in which the Subscriber is resident which would apply to the acquisition of the Shares; and,

(ii)	purchasing the Shares pursuant to exemptions from prospectus or equivalent requirements under Applicable Legislation; and,

(cc)
the Company is entitled to rely on the representations and warranties of the Subscriber contained in this Subscription Agreement and the Accredited Investor Questionnaire and the Subscriber will hold harmless the Company from any loss or damage it or they may suffer as a result of the Subscriber’s failure to correctly complete this Subscription Agreement or the Accredited Investor Questionnaire;

4.8           The Subscriber represents and warrants that the funds representing the Subscription Funds for the Shares will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) Act (Canada) (the “PCMLA”) and the Subscriber acknowledges that the Company may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLA.  To the best of the Subscriber’s knowledge:

(i)	none of the Subscription Funds to be provided by the Subscriber:

(A)	has been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction; or

(B)	is being tendered on behalf of a person or entity who has not been identified to the Subscriber; and

(ii)
the Subscriber shall promptly notify the Company if the Subscriber discovers that any of such representations ceases to be true, and to provide the Company with appropriate information in connection therewith.

4.9           Reliance, indemnity and notification of changes

The representations and warranties in the Subscription Agreement (including the first (cover) page, the Terms on pages 14 to17, the General Provisions on pages 3 to [INSERT PAGE NUMBER] and the Schedules) are made by the Subscriber with the intent that they be relied upon by the Company in determining its suitability as a purchaser of Shares, and the

Subscriber hereby agrees to indemnify the Company against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur as a result of reliance thereon. The Subscriber undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to the Subscriber set forth in the Subscription Agreement (including the first (cover) page, the Terms on pages 14 to17, the General Provisions on pages 3 to 13 and the Schedules) which takes place prior to the Closing.

4.10           Survival of representations and warranties

The representations and warranties contained in this Section 3 will survive the Closing.

5.           COMPANY’S ACCEPTANCE

5.1           The Subscription Agreement, when executed by the Subscriber, and delivered to the Company, will constitute a subscription for Securities which will not be binding on the Company until accepted by the Company by executing the Subscription Agreement in the space provided on the face page(s) of the Subscription Agreement and, notwithstanding the Agreement Date, if the Company accepts the subscription by the Subscriber, the Subscription Agreement will be entered into on the date of such execution by the Company.

6.           MISCELLANEOUS

6.1           The Subscriber agrees to sell, assign or transfer the Shares only in accordance with the requirements of Applicable Legislation and any legends placed on the certificates representing the Shares as contemplated by the Subscription Agreement.

6.2           The Subscriber hereby authorizes the Company to correct any minor errors in, or complete any minor information missing from any part of the Subscription Agreement and any other schedules, forms, certificates or documents executed by the Subscriber and delivered to the Company in connection with the Offering.

6.3           The Company may rely on delivery by fax machine of an executed copy of this subscription, and acceptance by the Company of such faxed copy will be equally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms of the Subscription Agreement.

6.5           Without limitation, this subscription and the transactions contemplated by this Subscription Agreement are conditional upon and subject to the Company’s having obtained such regulatory approval of this subscription and the transactions contemplated by this Subscription Agreement as the Company considers necessary.

6.6           This Subscription Agreement is not assignable or transferable by the parties hereto without the express written consent of the other party to this Subscription Agreement.

6.7           Time is of the essence of this Subscription Agreement and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).

6.8           The Subscriber and the Company agree that they each will execute or cause to be executed and delivered all such further and other documents and assurances, and do and cause to be done all such further acts and things as may be necessary or desirable to carry out this Subscription Agreement according to its true intent, and to secure any required approvals of the Regulatory Authorities.  Notwithstanding section 5.9 below, any further or other documents or assurances delivered by the Subscriber to the Company in connection with this Agreement are deemed to form a part of this Agreement.

6.9           Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for in this Subscription Agreement, this Subscription Agreement contains the entire agreement between the parties with respect to the Securities and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Company, or by anyone else.

6.10           The parties may amend this Subscription Agreement by agreement.

6.11           This Subscription Agreement ensures to the benefit of and is binding upon the parties to this Subscription Agreement and their successors and permitted assigns.

6.12           A party to this Subscription Agreement will give all notices to or other written communications with the other party to this Subscription Agreement concerning this Subscription Agreement by hand or by facsimile or email to the addresses as may be provided by the party to whom the notice is addressed.

6.13           This Subscription Agreement is to be read with all changes in gender or number as required by the context.

6.14           This Subscription Agreement will be governed by and construed in accordance with the internal laws of British Columbia (without reference to its rules governing the choice or conflict of laws), and the parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of British Columbia with respect to any dispute related to this Subscription Agreement.

End of General Provisions